Exhibit (h)(c)(B)(2)
AMENDMENT NO. 2
To the
FUND PARTICIPATION AGREEMENT
Effective February 1, 2009, this Amendment, to the Fund Participation Agreement dated March 28, 2005 as amended to date, is entered into among Pacific Life & Annuity Company, Pacific Life Fund Advisors LLC, Pacific Select Fund (the “Trust”), Pacific Select Distributors, Inc., American Funds Insurance Series, American Funds Distributors and Capital Research and Management Company (“Agreement”).
     WHEREAS the Agreement among the parties provides that Appendix A, Appendix B, and Appendix C (each an ‘Appendix”, together the “Appendices”) to the Agreement may be amended from time to time by mutual agreement in writing; and
     WHEREAS in accordance with the Agreement, the parties wish to update each Appendix, and replace the existing Appendices with the revised versions attached to this Amendment, in particular to add an additional portfolio and corresponding master fund to Appendix C;
     NOW THEREFORE in consideration of the premises and mutual considerations herein and in the Agreement, the parties agree to the updated versions of the Appendices attached to this Amendment, which replace the prior Appendices.
     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.
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Appendix A
Contracts*
Of Pacific Life & Annuity Company
Variable Annuity NY Contracts
Pacific Innovations Select Variable Annuity
Pacific Value Variable Annuity
Pacific Value Edge Variable Annuity
Pacific Odyssey Variable Annuity
Pacific Voyages Variable Annuity
Pacific Explorer Variable Annuity
Pacific Journey Variable Annuity
Pacific Portfolios for Chase Variable Annuity
Pacific Portfolio Variable Annuity
Variable Life Contracts
Pacific Select Exec II-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Exec III-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Exec V-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Performer 500-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver-NY Flexible Premium Joint and Last Variable Life Insurance Policy
Custom COLI II-NY Flexible Premium Variable Universal Life Insurance Policy
Magnastar Variable Life Insurance Policy
Magnastar Survivorship Variable Life Insurance Policy

*	Additional separate accounts may be added from time to time without amending this appendix. Pacific Life & Annuity Company will provide American Funds Distributors the most current list of separate accounts that offer the applicable portfolios on an annual basis (or from time to time, at the reasonable request of American Funds Distributors, Inc. or Capital Research and management Company). Such current list will supersede the then-existing appendix.

Appendix B
Separate Accounts*
Of Pacific Life Insurance Company
Pacific Select Exec Separate Account of Pacific Life & Annuity Company
Pacific COLI Separate Account II of Pacific Life & Annuity Company
Separate Account I of Pacific Life & Annuity Company
Separate Account A of Pacific Life & Annuity Company

*	Additional separate accounts may be added from time to time without amending this appendix. Pacific Life & Annuity Company will provide American Funds Distributors the most current list of separate accounts that offer the applicable portfolios on an annual basis (or from time to time, at the reasonable request of American Funds Distributors, Inc. or Capital Research and management Company). Such current list will supersede the then-existing appendix.

Appendix C
PORTFOLIOS AND CORRESPONDING MASTER FUNDS

Trust Portfolios:	American Funds Insurance Series Master Funds:
• American Funds Growth Portfolio	• Growth Fund (Class 1 Shares)
• American Funds Growth-Income Portfolio	• Growth-Income Fund (Class 1 Shares)
• American Funds Asset Allocation Portfolio*	• Asset Allocation Fund (Class 1 Shares)*

*	Effective February 1, 2009

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and attested as of the date first written above.

PACIFIC LIFE & ANNUITY COMPANY (on behalf of itself and each Account)

/s/ Brian D. Klemens
By: Brian D. Klemens
Its: VP & Controller

/s/ Audrey L. Milfs
By: Audrey L. Milfs
Its: Director, VP & Secretary

PACIFIC LIFE FUND ADVISORS LLC (as Investment Adviser to the Trust, which previously was Pacific Life Insurance Company)

/s/ M A Brown
By: Mary Ann Brown
Its: SVP

/s/ Audrey L. Milfs
By: Audrey L. Milfs
Its: VP & Secretary

PACIFIC SELECT FUND

/s/ M A Brown
By: Mary Ann Brown
Its: President

/s/ Audrey L. Milfs
By: Audrey L. Milfs
Its: Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

/s/ Brian D. Klemens
By: Brian D. Klemens
Its: VP & Controller

/s/ Audrey L. Milfs
By: Audrey L. Milfs
Its: VP & Secretary

AMERICAN FUNDS INSURANCE SERIES

/s/ Steven I. Koszalka
By: Steven I. Koszalka
Its: Secretary

AMERICAN FUNDS DISTRIBUTORS, INC.

/s/ David M. Givner
By: David M. Givner
Its: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

/s/ Michael Downer
By: Michael J. Downer
Its: Senior Vice President and Secretary